UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2023

KONA GOLD BEVERAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56230	81-5175120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

746 North Drive, Suite A

Melbourne, Florida 32934

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (844) 714-2224

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to a Securities Purchase Agreement dated as of March 13, 2023 (the “SPA”), Kona Gold Beverage, Inc. (“our” or “we”), completed a private placement of a Senior Secured Promissory Note (the “Senior Note”) with an initial principal amount of $475,000 and the grant of a common stock purchase Warrant (the “Warrant”) that is exercisable for the purchase of up to an aggregate of 80,000,000 shares (the “Warrant Shares”) of our Common Stock with a third-party investor (the “Investor”). In addition, to secure our obligations to the Investor under the Senior Note, we also entered into a Security Agreement (the “Security Agreement”) with and in favor of the Investor. Our subsidiaries are also parties to the Security Agreement.

The transactions contemplated by the SPA were consummated on March 15, 2023 (the “Issue Date”). Upon the funding, we sold and issued the Senior Note and granted the Warrant. Pursuant to the SPA, the purchase price for the Senior Note was $475,000, less $43,500 in fees, which consisted of an 8% “original issue discount” of $38,000 and $5,500 for the Investor’s legal fees.

The Senior Note is due 12 months from its issuance date and is secured by all of our assets and the assets of each of our subsidiaries pursuant to the Security Agreement. The security interest granted to the Investor under the Security Agreement is subordinate to the continuing security interest that remains in effect pursuant to the previous grant of a security interest in connection with a still-outstanding debenture to an earlier investor. Initially, the Senior Note is convertible into shares of our Common Stock (the “Conversion Shares”) at a fixed conversion price of $0.0045 per share, subject to adjustment due to merger, consolidation, exchange of shares, recapitalization, reorganization, or similar event as set forth in the Senior Note (the “Conversion Price”). The Senior Note contains an adjustment provision that, subject to certain exceptions, reduces the conversion price if we issue shares of our Common Stock or common stock equivalents at a price lower than the then-current Conversion Price of the Senior Note. Upon any stock splits, reverse stock splits, distributions, stock dividends, or other similar event, the Investor will be entitled to participate in such an event on an “as converted” basis. The Senior Note is subject to a “conversion blocker” such that the Investor cannot convert any portion of the Senior Note that would result in the Investor and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our Common Stock following such conversion (excluding, for purposes of such determination, shares of the Common Stock issuable upon conversion of the Senior Note or exercise of the Warrant that had not then been converted or exercised, respectively). The Investor does not have the right to convert the Senior Note until six months after the Issue Date. The Senior Note accrues interest at an annual rate equal to 10% and is due and payable on its maturity date (or sooner if the Investor converts the Senior Note or otherwise accelerates the maturity date, as provided for in the Senior Note). Interest is payable in cash on the maturity date or, in shares of the Common Stock at the then-current Conversion Price if the Investor converts the Senior Note or otherwise accelerates the maturity date, as provided for in the Senior Note.

At our option, we have the right to redeem, in full, the outstanding principal and interest under the Senior Note prior to its maturity date; provided, that, as of the date of the then-holder’s receipt of the redemption notice, there has not been an Event of Default. We must pay an amount equal to the principal amount being redeemed plus outstanding and accrued interest thereon, as well as a $750 administrative fee (the “Redemption Amount”). We must provide seven Trading Days’ (as such term is defined in the Senior Note) prior notice to the then-holder of the Senior Note of our intent to make a redemption. If such notice of redemption is received six months after the Issue Date, the then-holder has the right to convert any or all of such to-be-prepaid amount into shares of our common Stock in accordance with the conversion provisions of the Senior Note prior to such redemption.

Further, commencing on May 10, 2023, and continuing on the tenth day of each calendar month thereafter, we are required to redeem an amount equivalent to the sum of $2.00 for each 12-count case of our beverages that we sell in the ordinary course, calculated two months in arrears. Accordingly, the first redemption payment is due and payable on May 10, 2023 for the cases sold during the month of March, 2023. Mandatory redemption payments are based upon revenues recognized by us in accordance with US GAAP for each such month, rather than upon the receipt by us of funds received from sales during a relevant month. The above-referenced seven trading days’ prior notice and conversion provisions do not apply to any of the mandatory redemption payments.

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We also granted the Warrant to purchase up to an aggregate of the 80,000,000 Warrant Shares. The Warrant has a five-year term and is immediately exercisable at an exercise price of $0.0045 per share, subject to adjustment and is exercisable by the then-holder on a “cashless” basis.

The Warrant contains an adjustment provision that, subject to certain exceptions, reduces the exercise price if we issue shares of our Common Stock or common stock equivalents at a price lower than the then-current exercise price of the Warrant. Any stock splits, reverse stock splits, recapitalizations, mergers, combinations and asset sales, stock dividends, and similar events will result in an equitable adjustment of the exercise price of the Warrant and, in certain circumstances, the number of Warrant Shares. The Warrant is subject to an “exercise blocker,” such that the Investor cannot exercise any portion of the Warrant that would result in the Investor and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our Common Stock following such exercise (excluding, for purposes of such determination, shares of the Common Stock issuable upon exercise of the Warrant or conversion of the Senior Note that had not then been exercised or converted, respectively).

The foregoing brief summary description of certain terms and provisions of the Senior Note and the Warrant, the SPA, and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of such agreements, a copy of the form of each of which is attached to this Current Report on Form 8-K, as Exhibits 4.12, 4.13, 10.52, and 10.53, respectively. Readers are encouraged to read each Exhibit in full for a more comprehensive understanding of the transaction described herein.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.12	Form of Secured Convertible Senior Note of the registrant sold and issued to Mast Hill Fund, L.P., for a transaction that closed and funded on March 15, 2023.

4.13	Form of Warrant of the registrant granted to Mast Hill Fund, L.P., for a transaction that closed and funded on March 15, 2023.

10.52	Form of Securities Purchase Agreement between the registrant and Mast Hill Fund, L.P., for a transaction that closed and funded on March 15, 2023.

10.53	Form of Security Agreement of the registrant and its subsidiaries in favor of Mast Hill Fund, L.P., for a transaction that closed and funded on March 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2023	Kona Gold Beverage, Inc.

	By:	/s/ Robert Clark
	Name:	Robert Clark
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.12	Form of Secured Convertible Senior Note of the registrant sold and issued to Mast Hill Fund, L.P., dated March 13, 2023.

4.13	Form of Warrant of the registrant granted to Mast Hill Fund, L.P., dated March 13, 2023.

10.52	Form of Securities Purchase Agreement between the registrant and Mast Hill Fund, L.P., for a transaction that closed and funded on March 13, 2023.

10.53	Form of Security Agreement of the registrant and its subsidiaries in favor of Mast Hill Fund, L.P., for a transaction that closed and funded on March 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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